CONTACTS:
Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

Media
Alexis Dominguez
MediaRelations@amerantbank.com
(305) 441-8412

AMERANT REPORTS FIRST QUARTER 2026 RESULTS

CORAL GABLES, FLORIDA, April 23, 2026. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today reported net income attributable to the Company of $17.9 million in the first quarter of 2026, or $0.44 earnings per diluted share, compared to net income of $2.7 million, or $0.07 earnings per diluted share, in the fourth quarter of 2025.
“Amerant's first quarter results reflect continued momentum in executing our strategic plan as we strengthen credit quality and position the bank for sustainable, long-term growth," stated Carlos Iafigliola, SEVP and Interim CEO. “During the quarter, we demonstrated proactive credit risk management, which led to balanced portfolio actions. We also continued to optimize our loan portfolio, including exiting certain large-exposure, out-of-footprint and criticized loans. In addition, we’ve maintained our focus on operational efficiency, delivering net income in line with our guidance, primarily driven by better than expected cost-savings and strong growth in lower-cost international deposits.”

Mr. Iafigliola concluded, “We are keenly focused on the long-term health of the business and demonstrating our ongoing commitment to stability and predictability. With strong fundamentals, a clear path forward, and a highly capable team, we are confident in our ability to deliver sustainable value for our customers, communities, and shareholders.”

Below are the results for 1Q26 and their comparison to 4Q25:

•Total assets were $9.9 billion, up by $126.5 million, or 1.3%, compared to $9.8 billion.

•Total gross loans, which includes all loans held for sale, were $6.8 billion, up by $56.5 million, or 0.8%, compared to $6.7 billion.

•Cash and cash equivalents were $188.7 million, down by $281.5 million, or 59.9%, compared to $470.2 million.

•Investment securities were $2.4 billion, up by $346.3 million, or 16.6%, compared to $2.1 billion.

•Total deposits were $7.9 billion, up by $152.2 million, or 2.0%, compared to $7.8 billion.

•Core deposits were $5.9 billion, up by $100.8 million, or 1.7%, compared to $5.8 billion.

•Total advances from the Federal Home Loan Bank (“FHLB”) were $732.3 million, up by $20.3 million, or 2.8%, compared to $712.0 million.
•Net Interest Margin (“NIM”) was 3.55%, compared to 3.78%.

•Average yield on loans was 6.38%, compared to 6.73%.

•Average cost of total deposits was 2.31%, compared to 2.34%.

•Loan to deposit ratio was 85.07%, compared to 86.01%.

•Asset Quality and Allowance for Credit Losses (“ACL”):

–Total non-performing assets were $191.6 million, up by $4.7 million, or 2.5%, compared to $186.9 million. As of 1Q26, non-performing assets consist of $176.1 million in non-performing loans and $15.5 million in Other Real Estate Owned (“OREO”).

–The ACL was $79.2 million compared to $79.3 million.

–Classified loans were $320.3 million, down by $34.6 million, or 9.7%, compared to $354.8 million, while non-performing loans were $176.1 million, up $4.7 million, or 2.7%, compared to $171.4 million. The reduction in classified loans was primarily attributable to loan payoffs and sales of loans that had been classified as held for sale in the prior quarter. Special mention loans were $148.2 million, up $11.8 million, or 8.6%, compared to $136.5 million. The increase was primarily driven by downgrades while largely offset by upgrades during the period.

–The Company has provided additional details regarding asset quality in the 1Q26 earnings presentation (https://investor.amerantbank.com).

•Assets Under Management and custody (“AUM”) totaled $3.4 billion, up by $148.6 million, or 4.6% from $3.3 billion.

•Pre-tax pre-provision net revenue (“PPNR”)(1) was $30.7 million, up by $25.3 million, or 469.6%, compared to PPNR of $5.4 million.

•Net Interest Income (“NII”) was $80.3 million, down by $9.9 million, or 11.0%, from $90.2 million.

•Provision for credit losses was $7.8 million, up by $4.3 million, or 123.5%, compared to $3.5 million.

•Noninterest income was $17.4 million, down by $4.6 million, or 21.1%, from $22.0 million. Noninterest income this quarter includes realized gains on the sale of available-for-sale securities of $0.5 million, while noninterest income in the fourth quarter included a gain of $3.3 million on the sale and leaseback of two banking centers and $2.2 million in realized gains on the sale of available-for-sale securities.

•Noninterest expense was $66.9 million, down by $39.9 million, or 37.3%, from $106.8 million. Noninterest expense this quarter includes $3.3 million in savings in vendor contract renegotiations, $1.7 million in a write-down of an equity investment carried at cost and $1.8 million in net losses on loans held for sale, while noninterest expense in the fourth quarter included $14.9 million in losses on loans held for sale, $7.5 million in contract termination costs, $3.8 million in staff separation costs, $2.5 million in an impairment charge on an investment carried at cost, and $0.5 million in an intangible asset impairment related to the downsizing of Amerant Mortgage.

•The efficiency ratio was 68.52%, compared to 95.19%.

•Return on average assets (“ROA”) was 0.73%, compared to 0.10%.

•Return on average equity (“ROE”) was 7.63%, compared to 1.12%.

•The Company repurchased an aggregate of 859,493 shares of Class A common stock at a weighted average price of $21.77 per share, or 0.97x of Tangible Book Value ("TBV")(1) and 0.95x of book value per share. The aggregate purchase price for these transactions was approximately $18.7 million which includes transaction costs.

•On April 22, 2026, the Company’s Board of Directors declared a cash dividend of $0.09 per share of common stock. The dividend is payable on May 29, 2026, to shareholders of record on May 15, 2026.

Additional details on the first quarter 2026 results can be found in the Exhibits and Glossary of Terms and Definitions to this earnings release, and the earnings presentation available under the Investor Relations section of the Company’s website at https://investor.amerantbank.com. See Glossary of Terms and Definitions for definitions of financial terms.

1 Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP measures.

First Quarter 2026 Earnings Conference Call

The Company will hold an earnings conference call on Friday, April 24, 2026 at 9:00 a.m. (Eastern Time) to discuss its first quarter 2026 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the Company’s website at https://investor.amerantbank.com. The online replay will remain available for approximately one month following the call through the above link.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and has a network of 23 banking centers – 21 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries, or reaching positive resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026 (“the 2025 Form 10-K”), and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

Interim Financial Information

Unaudited financial information as of and for interim periods, including the three month periods ended March 31, 2026, December 31, 2025 and March 31, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition, as of December 31, 2026, or any other period of time or date.

Non-GAAP Financial Measures

The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”.

We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Exhibit 2 reconciles these non-GAAP financial measures to GAAP reported results.

Beginning in the first quarter of 2026, the Company reviewed and updated its use of non‑GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results.

Exhibit 1- Selected Financial Information
The following table sets forth selected financial information derived from our interim unaudited and annual audited consolidated financial statements.

(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Consolidated Balance Sheets		(audited)
Total assets	$9,903,514	$9,777,018	$10,410,199	$10,334,678	$10,169,688
Total investments	2,430,884	2,084,569	2,307,701	1,970,888	1,761,678
Total gross loans (1)	6,753,781	6,697,235	6,941,792	7,189,196	7,219,162
Allowance for credit losses	79,236	79,276	94,918	86,519	98,266
Total deposits	7,939,101	7,786,934	8,300,969	8,306,544	8,154,978
Core deposits (1)	5,891,689	5,790,895	6,203,038	6,143,625	5,993,055
Advances from the Federal Home Loan Bank	732,263	711,984	831,699	765,000	715,000
Senior notes	—	—	—	—	59,922
Subordinated notes	29,837	29,795	29,752	29,710	29,667
Junior subordinated debentures	64,178	64,178	64,178	64,178	64,178
Stockholders' equity	913,918	938,802	944,940	924,286	906,263
Assets under management and custody (1)	3,405,338	3,256,754	3,169,514	3,065,020	2,932,602

	Three Months Ended
(in thousands, except percentages, share data and per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Consolidated Results of Operations
Net interest income	$80,281	$90,150	$94,152	$90,479	$85,904
Provision for credit losses (2)	7,800	3,490	14,600	6,060	18,446
Noninterest income	17,381	22,019	17,291	19,778	19,525
Noninterest expense	66,919	106,772	77,835	74,400	71,554
Net income attributable to Amerant Bancorp Inc.	17,873	2,701	14,756	23,002	11,958
Pre-tax pre-provision net revenue (PPNR) (3)	30,743	5,397	33,608	35,857	33,875
Effective income tax rate	22.10%	(41.64)%	22.37%	22.80%	22.50%

Common Share Data
Stockholders' book value per common share	$22.96	$23.13	$22.90	$22.14	$21.60
Tangible stockholders' equity (book value) per common share (3)(4)	$22.38	$22.56	$22.32	$21.56	$21.03
Basic earnings per common share	$0.44	$0.07	$0.35	$0.55	$0.28
Diluted earnings per common share (4)	$0.44	$0.07	$0.35	$0.55	$0.28
Basic weighted average shares outstanding	40,315,757	40,915,733	41,590,201	41,805,550	42,015,507
Diluted weighted average shares outstanding (4)	40,510,993	41,102,760	41,774,101	41,873,551	42,186,759
Cash dividend declared per common share (5)	$0.09	$0.09	$0.09	$0.09	$0.09

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Other Financial and Operating Data (6)

Profitability Indicators (%)
Net interest income / Average total interest earning assets (NIM) (1)	3.55%	3.78%	3.92%	3.81%	3.75%
Net income / Average total assets (ROA)(1)	0.73%	0.10%	0.57%	0.90%	0.48%
Net income / Average stockholders' equity (ROE) (1)	7.63%	1.12%	6.21%	10.06%	5.32%
Noninterest income / Total revenue (1)	17.80%	19.63%	15.52%	17.94%	18.52%

Capital Indicators (%)
Total capital ratio (1)	14.16%	14.10%	13.90%	13.49%	13.45%
Tier 1 capital ratio (1)	12.62%	12.58%	12.28%	11.97%	11.84%
Tier 1 leverage ratio (1)	9.91%	9.62%	9.73%	9.69%	9.73%
Common equity tier 1 capital ratio (CET1) (1)	11.84%	11.80%	11.54%	11.24%	11.11%
Tangible common equity ratio (1)(3)(4)	9.02%	9.39%	8.87%	8.73%	8.69%

Liquidity Ratios (%)
Loans to Deposits (1)	85.07%	86.01%	83.63%	86.55%	88.52%

Asset Quality Indicators (%)
Non-performing assets / Total assets (1)	1.93%	1.91%	1.34%	0.95%	1.38%
Non-performing loans / Total gross loans (1)	2.61%	2.56%	1.79%	1.15%	1.71%
Allowance for credit losses / Total non-performing loans	45.01%	46.26%	76.37%	104.89%	79.75%
Allowance for credit losses / Total loans held for investment	1.21%	1.20%	1.37%	1.20%	1.37%
Net charge-offs / Average total loans held for investment (1)	0.45%	1.07%	0.39%	0.86%	0.22%

Efficiency Indicators (% except FTE)
Noninterest expense / Average total assets	2.74%	4.14%	3.01%	2.91%	2.89%
Salaries and employee benefits / Average total assets	1.31%	1.50%	1.36%	1.41%	1.35%
Other operating expenses/ Average total assets (1)	1.43%	2.64%	1.66%	1.50%	1.54%
Efficiency ratio (1)	68.52%	95.19%	69.84%	67.48%	67.87%
FTEs	699	694	704	692	726

__________________
(1)     See Glossary of Terms and Definitions for definitions of financial terms.
(2) In all periods shown, includes reserves on loans and contingent loans. The provision for (reversal of) unfunded commitments (contingencies) in the first quarter of 2026, and fourth, third, second and first quarters of 2025, were $1.1 million, $0.7 million, ($0.7 million), $2.5 million and $1.3 million, respectively.
(3) Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP.
(4) See 2025 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.

(5) In all periods shown, the Company’s Board of Directors declared and paid cash dividends of $0.09 per share of the Company’s common stock. In connection with these dividends, the Company paid an aggregate amount of $3.7 million in each of the first quarter of 2026 and fourth quarter of 2025, and $3.8 million per quarter in all other periods.
(6) Operating data for the periods presented have been annualized.

Exhibit 2- Non-GAAP Financial Measures Reconciliation

The following tables set forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company’s performance and underlying trends.

	Three Months Ended,
(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net income attributable to Amerant Bancorp Inc.	$17,873	$2,701	$14,756	$23,002	$11,958
Plus: provision for credit losses (1)	7,800	3,490	14,600	6,060	18,446
Plus: provision for income tax expense (benefit)	5,070	(794)	4,252	6,795	3,471
Pre-tax pre-provision net revenue (PPNR)	30,743	5,397	33,608	35,857	33,875

(in thousands, except percentages, share data and per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Stockholders' equity	$913,918	$938,802	$944,940	$924,286	$906,263
Less: goodwill and other intangibles (2)	(22,933)	(23,103)	(23,784)	(24,016)	(24,135)
Tangible common stockholders' equity	$890,985	$915,699	$921,156	$900,270	$882,128
Total assets	9,903,514	9,777,018	10,410,199	10,334,678	10,169,688
Less: goodwill and other intangibles (2)	(22,933)	(23,103)	(23,784)	(24,016)	(24,135)
Tangible assets	$9,880,581	$9,753,915	$10,386,415	$10,310,662	$10,145,553
Common shares outstanding	39,803,607	40,595,273	41,265,378	41,748,434	41,952,590
Tangible common equity ratio	9.02%	9.39%	8.87%	8.73%	8.69%
Stockholders' book value per common share	$22.96	$23.13	$22.90	$22.14	$21.60
Tangible stockholders' equity book value per common share	$22.38	$22.56	$22.32	$21.56	$21.03
____________

(1) Includes provision for credit losses on loans and provision for loan contingencies.
(2) Other intangible assets primarily consist of naming rights and mortgage servicing rights (“MSRs”). Other intangible assets are included in other assets in the Company’s consolidated balance sheets.

Exhibit 3 - Average Balance Sheet, Interest and Yield/Rate Analysis
The following tables present average balance sheet information, interest income, interest expense and the corresponding average yields earned and rates paid for the periods presented. The average balances for loans include both performing and non-performing balances. Interest income on loans includes the effects of discount accretion and the amortization of non-refundable loan origination fees, net of direct loan origination costs, accounted for as yield adjustments. Average balances represent the daily average balances for the periods presented.

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)	$6,523,493	$102,674	6.38%	$6,770,724	$114,824	6.73%	$7,174,160	$121,021	6.84%
Debt securities available for sale (2) (3)	2,281,441	26,800	4.76%	2,039,573	24,916	4.85%	1,473,170	17,964	4.95%
Debt securities held for trading	333	—	—%	61,478	1,134	7.32%	156	—	—%
Equity securities with readily determinable fair value not held for trading	2,553	14	2.22%	2,550	29	4.51%	2,497	19	3.09%
Federal Reserve Bank and FHLB stock	57,177	868	6.16%	59,605	965	6.42%	57,320	936	6.62%
Deposits with banks	291,145	2,598	3.62%	531,010	5,244	3.92%	580,409	6,401	4.47%
Other short-term investments	7,182	63	3.56%	7,119	70	3.90%	6,434	67	4.22%
Total interest-earning assets	9,163,324	133,017	5.89%	9,472,059	147,182	6.16%	9,294,146	146,408	6.39%
Total noninterest-earning assets (4)	739,439			763,723			748,385
Total assets	$9,902,763			$10,235,782			$10,042,531

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing demand, savings, and money market deposits (5)	4,429,327	26,365	2.41%	4,452,931	28,387	2.53%	4,183,742	27,129	2.63%
Time deposits	2,011,952	18,254	3.68%	2,050,101	19,798	3.83%	2,227,932	23,858	4.34%
Total deposits	6,441,279	44,619	2.81%	6,503,032	48,185	2.94%	6,411,674	50,987	3.23%
Securities sold under agreements to repurchase	—	—	—%	102	1	3.89%	—	—	—%
Advances from the FHLB (6)	712,349	6,846	3.90%	765,225	7,518	3.90%	723,667	7,200	4.04%
Senior notes	—	—	—%	—	—	—%	59,883	942	6.38%
Subordinated notes	29,816	361	4.91%	29,774	361	4.81%	29,646	361	4.94%
Junior subordinated debentures	64,178	910	5.75%	64,178	967	5.98%	64,178	1,014	6.41%
Total interest-bearing liabilities	7,247,622	52,736	2.95%	7,362,311	57,032	3.07%	7,289,048	60,504	3.37%
Noninterest-bearing liabilities:
Noninterest bearing demand deposits	1,396,612			1,649,262			1,544,770
Accounts payable, accrued liabilities and other liabilities	308,976			266,810			297,491
Total noninterest-bearing liabilities	1,705,588			1,916,072			1,842,261
Total liabilities	8,953,210			9,278,383			9,131,309
Stockholders’ equity	949,553			957,399			911,222
Total liabilities and stockholders' equity	$9,902,763			$10,235,782			$10,042,531
Excess of average interest-earning assets over average interest-bearing liabilities	$1,915,702			$2,109,748			$2,005,098
Net interest income		$80,281			$90,150			$85,904
Net interest rate spread			2.94%			3.09%			3.02%
Net interest margin (6)			3.55%			3.78%			3.75%
Cost of total deposits (6)			2.31%			2.34%			2.60%
Ratio of average interest-earning assets to average interest-bearing liabilities	126.43%			128.66%			127.51%
Average non-performing loans/ Average total loans	2.39%			1.90%			1.43%

___________
(1)    Includes loans held for investment net of the allowance for credit losses, and loans held for sale. Non-performing loans are included in the total loan portfolio balances.
(2)    Includes the average balance of net unrealized gains and losses in the fair value of debt securities available for sale.
(3)    Includes nontaxable securities with average balances of $52.9 million, $54.0 million and $54.3 million for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. The tax equivalent yield for these nontaxable securities was 4.68%, 4.48%, and 4.77% for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. In 2026 and 2025, the tax equivalent yields were calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(4)    Excludes the allowance for credit losses.
(5) To emphasize material items, certain line items previously presented separately in prior periods have been aggregated into a single line item in this table. This includes interest-bearing demand, savings, and money market deposits. The presentation for the three months ended March 31, 2025 has been conformed accordingly for comparability.
(6) See Glossary of Terms and Definitions for definitions of financial terms.

Exhibit 4 - Noninterest Income
    This table shows the amounts of each of the categories of noninterest income for the periods presented.

	Three Months Ended
	March 31, 2026		December 31, 2025		March 31, 2025
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%

Deposits and service fees	$4,872	28.0%	$4,938	22.4%	$5,137	26.3%
Brokerage, advisory and fiduciary activities	5,461	31.4%	5,304	24.1%	4,729	24.2%
Change in cash surrender value of bank owned life insurance (“BOLI”)(1)	2,564	14.8%	2,602	11.9%	2,450	12.5%
Cards and trade finance servicing fees	1,439	8.3%	1,505	6.8%	1,392	7.1%
Gain on early extinguishment of FHLB advances, net	—	—%	12	0.1%	—	—%
Securities gains, net (2)	516	3.0%	2,054	9.3%	64	0.3%
Loan-level derivative income (3)	1,531	8.8%	1,398	6.4%	1,508	7.7%
Derivative losses, net	—	—%	(120)	(0.5)%	—	—%
Other noninterest income (4)	998	5.7%	4,326	19.6%	4,245	21.9%
Total noninterest income	$17,381	100.0%	$22,019	100.0%	$19,525	100.0%
__________________
(1)    Changes in cash surrender value of BOLI are not taxable.
(2) In the three months ended March 31, 2025 and December 31, 2025, include realized gains on the sale of debt securities available for sale of $0.5 million and $2.2 million, respectively. Additionally, the three months ended December 31, 2025, include trading securities valuation losses, partially offset by realized gains from the sale of the trading portfolio in the same period.
(3) Income from interest rate swaps and other derivative transactions with customers. The Company incurs expenses related to derivative transactions with customers which are included as part of noninterest expenses under loan-level derivative expense. See Exhibit 5 for more details.
(4) The three months ended December 31, 2025 include a gain of $3.3 million on the sale and leaseback of two banking centers located in South Florida. The three months ended March 31, 2025 include a gain of $2.8 million on the sale loans that were originated for investment. Other sources of income in the periods shown include foreign currency exchange transactions with customers and valuation income on the investment balances held in the non-qualified deferred compensation plan, and mortgage banking income and loss.

Exhibit 5 - Noninterest Expense

This table shows the amounts of each of the categories of noninterest expense for the periods presented.

	Three Months Ended
	March 31, 2026		December 31, 2025		March 31, 2025
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%

Salaries and employee benefits	$32,040	47.9%	$38,757	36.3%	$33,347	46.6%
Occupancy and equipment	5,423	8.1%	5,809	5.4%	6,136	8.6%
Professional and other services fees	11,416	17.1%	16,875	15.8%	14,682	20.5%
Loan-level derivative expense (1)	1,042	1.6%	919	0.9%	360	0.5%
Telecommunications and data processing	3,537	5.3%	3,569	3.3%	3,475	4.9%
Depreciation and amortization	1,517	2.3%	2,060	1.9%	1,588	2.2%
FDIC assessments and insurance	2,850	4.3%	2,746	2.6%	3,236	4.5%
Losses on loans held for sale carried at the lower of cost or fair value, net (2)	1,823	2.7%	14,850	13.9%	—	—%
Advertising expenses	2,939	4.4%	3,542	3.3%	3,635	5.1%
Other real estate owned and repossessed assets (income) expense, net	(232)	(0.3)%	(129)	(0.1)%	164	0.2%
Contract termination costs (3)	—	—%	7,483	7.0%	—	—%
Other operating expenses (4)	4,564	6.6%	10,291	9.7%	4,931	6.9%
Total noninterest expense	$66,919	100.0%	$106,772	100.0%	$71,554	100.0%

___
(1) Includes service fees in connection with our loan-level derivative income generation activities.
(2) Includes valuation allowances and releases of allowances on previous loans held for sale.
(3) In the three months ended December 31, 2025, includes contract termination costs associated with certain advertising contracts and a third-party loan origination agreement under a white-label program.
(4) For a detailed discussion of the key components of other operating expenses, see the Company’s Form 10‑K for the year ended December 31, 2025.

Exhibit 6 - Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets		(audited)
Cash and due from banks and restricted cash	$63,416	$53,478	$53,084	$56,381	$53,629
Interest earning deposits with banks	117,997	409,444	570,612	573,373	587,728
Other short-term investments	7,294	7,233	7,162	7,083	7,010
Cash and cash equivalents	188,707	470,155	630,858	636,837	648,367
Securities
Debt securities available for sale, at fair value	2,370,308	2,024,883	2,122,416	1,788,708	1,702,111
Trading securities	—	—	119,935	120,226	—
Equity securities with readily determinable fair value not held for trading	2,528	2,548	2,542	2,525	2,523
Federal Reserve Bank and Federal Home Loan Bank stock	58,048	57,138	62,808	59,429	57,044
Securities	2,430,884	2,084,569	2,307,701	1,970,888	1,761,678
Loans held for sale, at the lower of cost or fair value (1)	190,014	80,912	—	—	40,597
Mortgage loans held for sale, at fair value	895	2,932	—	6,073	20,728
Loans held for investment, gross	6,562,872	6,613,391	6,941,792	7,183,123	7,157,837
Less: Allowance for credit losses (2)	79,236	79,276	94,918	86,519	98,266
Loans held for investment, net	6,483,636	6,534,115	6,846,874	7,096,604	7,059,571
Bank owned life insurance	263,208	260,644	258,042	255,487	252,997
Deferred tax assets, net	42,532	35,566	46,881	50,966	53,448
Operating lease right-of-use assets	108,980	110,588	102,872	102,558	104,578
Accrued interest receivable and other assets	194,658	197,537	216,971	215,265	227,724
Total assets	$9,903,514	$9,777,018	$10,410,199	$10,334,678	$10,169,688
Liabilities and Stockholders' Equity
Deposits
Demand
Noninterest bearing	$1,466,670	$1,573,301	$1,768,764	$1,706,580	$1,665,468
Interest bearing demand, savings and money market	4,425,019	4,217,594	4,434,274	4,437,045	4,327,587
Time	2,047,412	1,996,039	2,097,931	2,162,919	2,161,923
Total deposits	7,939,101	7,786,934	8,300,969	8,306,544	8,154,978
Advances from the Federal Home Loan Bank	732,263	711,984	831,699	765,000	715,000
Senior notes	—	—	—	—	59,922
Subordinated notes	29,837	29,795	29,752	29,710	29,667
Junior subordinated debentures held by trust subsidiaries	64,178	64,178	64,178	64,178	64,178
Operating lease liabilities (3)	116,456	117,456	109,726	109,226	110,999
Accounts payable, accrued liabilities and other liabilities	107,761	127,869	128,935	135,734	128,681
Total liabilities	8,989,596	8,838,216	9,465,259	9,410,392	9,263,425

Stockholders’ equity
Class A common stock	3,978	4,058	4,125	4,173	4,195
Additional paid in capital	297,503	316,067	327,205	336,021	339,038
Retained earnings	633,716	619,552	620,542	609,540	590,304
Accumulated other comprehensive loss	(21,279)	(875)	(6,932)	(25,448)	(27,274)
Total stockholders' equity	913,918	938,802	944,940	924,286	906,263
Total liabilities and stockholders' equity	$9,903,514	$9,777,018	$10,410,199	$10,334,678	$10,169,688

__________
(1) As of March 31, 2026 and December 31, 2025, includes a valuation allowance of $3.4 million and $13.8 million, respectively.
(2) In the first quarter of 2026, the Company early adopted ASU 2025‑08, which expands the use of the gross‑up approach for certain purchased loans and eliminates Day 1 credit loss expense. As a result, the Company recorded an allowance for credit losses of $0.5 million on approximately $36.8 million of acquired loans, with no day 1 impact to earnings.
(3) Consists of total long-term lease liabilities. Total short-term lease liabilities are included in other liabilities.

Exhibit 7 - Loans
Loans by Type - Held For Investment

The loan portfolio held for investment consists of the following loan classes:

(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Real estate loans		(audited)
Commercial real estate
Non-owner occupied	$1,501,909	$1,591,861	$1,656,180	$1,770,403	$1,641,210
Multi-family residential	261,332	322,447	361,650	371,692	400,371
Land development and construction loans	505,007	534,028	544,727	543,697	499,663
	2,268,248	2,448,336	2,562,557	2,685,792	2,541,244
Single-family residential	1,680,768	1,515,181	1,550,724	1,542,447	1,549,356
Owner occupied	790,445	809,336	900,596	983,090	951,311
	4,739,461	4,772,853	5,013,877	5,211,329	5,041,911
Commercial loans	1,485,438	1,446,406	1,519,778	1,566,420	1,714,583
Loans to financial institutions and acceptances	112,667	148,602	164,974	156,918	153,345
Consumer loans and overdrafts	225,306	245,530	243,163	248,456	247,998
Total loans	$6,562,872	$6,613,391	$6,941,792	$7,183,123	$7,157,837

Loans by Type - Held For Sale

The loan portfolio held for sale consists of the following loan classes:

(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Loans held for sale at the lower of fair value or cost		(audited)
Real estate loans
Commercial real estate
Non-owner occupied	$63,908	$43,406	$—	$—	$—
Multi-family residential	60,794	—	—	—	—
Land development and construction loans	52,613	22,339	—	—	—
	177,315	65,745	—	—	—
Single-family residential	—	—	—	—	—
Owner occupied	12,699	15,167	—	—	40,597
	190,014	80,912	—	—	40,597
Commercial loans	—	—	—	—	—
Consumer loans	—	—	—	—	—
Total loans held for sale at the lower of fair value or cost	190,014	80,912	—	—	40,597

Mortgage loans held for sale at fair value
Land development and construction loans	—	—	—	2,056	7,475
Single-family residential	895	2,932	—	4,017	13,253
Total mortgage loans held for sale at fair value	895	2,932	—	6,073	20,728
Total loans held for sale	$190,909	$83,844	$—	$6,073	$61,325

Non-Performing Assets

This table shows a summary of our non-performing assets by loan class, which includes non-performing loans, other real estate owned, or OREO, and other repossessed assets at the dates presented. Non-performing loans consist of (i) nonaccrual loans, and (ii) accruing loans 90 days or more contractually past due as to interest or principal.

(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025		March 31, 2025
Non-Accrual Loans		(audited)
Real Estate Loans
Commercial real estate (CRE)
Non-owner occupied	$11,172	$4,288	$4,374	$1,022		$—
Multi-family residential	—	—	7,018	—		—
Land development and construction loans (1)	—	16,200	19,577	—		—
	11,172	20,488	30,969	1,022		—
Single-family residential	27,346	26,082	8,838	7,421		15,048
Owner occupied	40,745	28,733	15,287	21,027		22,249
	79,263	75,303	55,094	29,470		37,297
Commercial loans	85,481	83,761	67,081	51,157		84,907
Consumer loans and overdrafts	8,969	9,204	725	666		—
Total Non-Accrual Loans (1)	$173,713	$168,268	$122,900	$81,293		$122,204

Past Due Accruing Loans
Real Estate Loans
Single-family residential	—	—	—	—		886
Owner occupied	—	730	—	—		—
Commercial	2,337	2,372	1,392	1,192	—	122
Consumer loans and overdrafts	—	—	—	—		7
Total Past Due Accruing Loans (2)	$2,337	$3,102	$1,392	$1,192		$1,015
Total Non-Performing Loans	176,050	171,370	124,292	82,485		123,219
Other Real Estate Owned	15,542	15,542	15,606	15,389		17,541
Total Non-Performing Assets (1)	$191,592	$186,912	$139,898	$97,874		$140,760

__________________

(1) At December 31, 2025, balances included $16.2 million in land development and construction loans held for sale, which were sold in January 2026. There were no loans both classified as held for sale and in non-performing status in any of the other periods shown.
(2)    Loans past due 90 days or more but still accruing.

Loans by Credit Quality Indicators

This table shows the Company’s loans by credit quality indicators. The Company has not purchased credit-deteriorated loans.

	March 31, 2026				December 31, 2025				March 31, 2025
						(audited)
(in thousands)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)
Loans held for investment
Real Estate Loans
Commercial Real Estate (CRE)
Non-owner occupied	$51,392	$32,416	$—	$83,808	$56,126	$34,213	$—	$90,339	$40,391	$42,317	$—	$82,708
Multi-family residential	—	22,457	—	22,457	31,704	22,435	—	54,139	8,282	—	—	8,282
Land development and construction loans	34,590	2,748	—	37,338	—	—	—	—	—	—	—	—
	85,982	57,621	—	143,603	87,830	56,648	—	144,478	48,673	42,317	—	90,990
Single-family residential	—	43,985	—	43,985	733	26,010	—	26,743	—	15,934	—	15,934
Owner occupied	—	72,432	—	72,432	12,485	51,965	—	64,450	2,447	22,249	—	24,696
	85,982	174,038	—	260,020	101,048	134,623	—	235,671	51,120	80,500	—	131,620
Commercial loans	2,387	102,039	—	104,426	35,408	129,610	459	165,477	48,600	85,029	—	133,629
Loans to financial institutions and acceptances	—	35,210	—	35,210	—	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	8,969	—	8,969	—	9,204	—	9,204	—	7	—	7
Total loans held for investment	88,369	320,256	—	408,625	136,456	273,437	459	410,352	99,720	165,536	—	265,256
Loans held for sale at the lower of cost or fair value
Non-owner occupied	—	—	—	—	—	43,406	—	43,406	—	—	—	—
Multi-family residential	30,920	—	—	30,920	—	—	—	—	—	—	—	—
Land development and construction loans	28,952	—	—	28,952	—	22,339	—	22,339	—	—	—	—
Owner occupied	—	—	—	—	—	15,167	—	15,167	—	40,597	—	40,597
Total loans held for sale	59,872	—	—	59,872	—	80,912	—	80,912	—	40,597	—	40,597
Total	$148,241	$320,256	$—	$468,497	$136,456	$354,349	$459	$491,264	$99,720	$206,133	$—	$305,853
__________
(1) There were no loans categorized as “loss” as of the dates presented.

Exhibit 8 - Deposits by Country of Domicile
This table shows the Company’s deposits by country of domicile of the depositor as of the dates presented.

(in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
		(audited)
Domestic	$5,228,588	$5,168,371	$5,732,799	$5,707,272	$5,592,575
Foreign:
Venezuela	2,005,521	1,910,980	1,881,871	1,897,631	1,862,614
Others	704,992	707,583	686,299	701,641	699,789
Total foreign	2,710,513	2,618,563	2,568,170	2,599,272	2,562,403
Total deposits	$7,939,101	$7,786,934	$8,300,969	$8,306,544	$8,154,978

Glossary of Terms and Definitions
•Total gross loans: is the principal balance of outstanding loans, including loans held for investment, loans held for sale at the lower of cost or fair value, and mortgage loans held for sale, net of unamortized deferred nonrefundable loan origination fees and loan origination costs, and unamortized premiums paid on purchased loans, excluding the allowance credit loan losses.
•Core deposits: consist of total deposits excluding all time deposits.
•Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements.
•Net interest margin, or NIM: defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.
•ROA is calculated based upon the average daily balance of total assets.
•ROE is calculated based upon the average daily balance of stockholders’ equity.
•Total revenue is the result of net interest income before provision for credit losses plus noninterest income.
•Total capital ratio: total stockholders’ equity divided by total risk-weighted assets, calculated according to the standardized regulatory capital ratio calculations.
•Tier 1 capital ratio: Tier 1 capital divided by total risk-weighted assets. Tier 1 capital is composed of Common Equity Tier 1 (CET1) capital plus outstanding qualifying trust preferred securities of $62.3 million at each of all the dates presented.
•Tier 1 leverage ratio: Tier 1 capital divided by quarter to date average assets.
•Common equity tier 1 capital ratio, CET1: Tier 1 capital divided by total risk-weighted assets.
•Tangible common equity ratio: calculated as the ratio of common equity less goodwill and other intangibles divided by total assets less goodwill and other intangible assets. Other intangible assets primarily consist of naming rights and mortgage servicing rights and are included in other assets in the Company’s consolidated balance sheets.
•Loans to Deposits ratio: calculated as the ratio of total gross loans divided by total deposits.
•Non-performing assets include all accruing loans past due by 90 days or more, all nonaccrual loans and other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure, and other repossessed assets.
•Non-performing loans include all accruing loans past due by 90 days or more and all nonaccrual loans
•Ratio for net charge-offs/average total loans held for investments: calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for credit losses.
•Other operating expenses: total noninterest expense less salary and employee benefits.
•Efficiency ratio: total noninterest expense divided by the sum of noninterest income and NII.
•The terms of the FHLB advance agreements require the Bank to maintain certain investment securities or loans as collateral for these advances.
•Cost of total deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits.
•FTEs: full-time equivalent employees